EXHIBITS 5.1 AND 23.2

PEARLMAN SCHNEIDER LLP

Attorneys-at-Law

2200 Corporate Boulevard, N.W., Suite 210

Boca Raton, Florida 33431-7307

Telephone
James M. Schneider, Esq.	(561) 362-9595
Charles B. Pearlman, Esq.	Facsimile
Brian A. Pearlman, Esq.	(561) 362-9612

April 4, 2013

As Seen On TV, Inc.

14044 Icot Boulevard

Clearwater, FL 33760

Re:

As Seen On TV, Inc., a Nevada corporation (the "Company")

Registration Statement on Form S-8 (the "Registration Statement")

Gentlemen:

This opinion is furnished to you in connection with the Registration Statement to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 5,123,763 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to be issued upon the exercise of options granted and to be granted under the eDiets.com Amended and Restated Equity Incentive Plan (the “2010 Plan”), and the eDiets.com, Inc. Stock Option Plan (the “1999 Plan”) (collectively, the “Plans”).

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plans and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary.  In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies.  In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement to be filed with the SEC.  In giving this opinion and such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Pearlman Schneider LLP
Pearlman Schneider LLP